As filed with the Securities and Exchange Commission on September 6, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LegalZoom.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4752856
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

101 North Brand Boulevard, 11th Floor

Glendale, California 91203

(323) 962-8600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dan Wernikoff

Chief Executive Officer

LegalZoom.com, Inc.

101 North Brand Boulevard, 11th Floor

Glendale, California 91203

(323) 962-8600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Noel Watson Chief Financial Officer Nicole Miller General Counsel LegalZoom.com, Inc. 101 North Brand Boulevard, 11th Floor Glendale, California 91203 (323) 962-8600	C. Thomas Hopkins Jodie Bourdet Logan Tiari Cooley LLP 1333 2nd Street, Suite 400 Santa Monica, California 90401 (310) 883-6400

Approximate date of commencement of proposed sale to public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

LegalZoom.com, Inc.

38,012,988 Shares of Common Stock

Offered, from time to time, by the Selling Stockholder

From time to time, the selling stockholder identified in this prospectus may offer and sell up to 38,012,988 shares of our common stock. The selling stockholder acquired the shares of common stock offered by this prospectus in private placement transactions. We are registering the offer and sale of the shares of common stock by the selling stockholder to satisfy registration rights that we granted to the selling stockholder. The registration of these shares of our common stock does not necessarily mean that any of our common stock will be sold by the selling stockholder. We will not receive any proceeds from the resale of shares of common stock, from time to time, by the selling stockholder, but we have agreed to pay certain of the expenses incidental to the registration, offering and sale of the common stock by the selling stockholder, except that we will not bear any brokerage commissions, transfer taxes or underwriting commissions and discounts relating to the sale of shares of our common stock by the selling stockholder.

This prospectus provides a description of the common stock and how the selling stockholder may sell the shares of common stock covered by this prospectus in the section entitled “Plan of Distribution.” When the selling stockholder sells common stock under this prospectus, we, or parties acting on our behalf, will, if required, provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering. The applicable prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. You should carefully read this prospectus and any prospectus supplement and free writing prospectus accompanying this prospectus, together with any documents incorporated by reference herein or therein, before you invest in our common stock.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “LZ.” On September 5, 2023, the last reported sale price of our common stock on the Nasdaq Global Select Market was $11.30 per share.

Investment in the common stock offered by this prospectus involves a high degree of risk. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 6, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatically effective registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration or continuous offering process. Under this shelf registration process, the selling stockholder may, from time to time, sell up to 38,012,988 shares of common stock, at prices and on terms to be determined by market conditions at the time of the offering.

This prospectus provides you with a general description of the common stock and how the selling stockholder may sell the shares of common stock covered by this prospectus. When the selling stockholder sells common stock pursuant to the registration statement of which this prospectus forms a part, we, or parties acting on our behalf, will, if required, provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone, including the selling stockholder, to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Before purchasing any common stock, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus, together with the additional information described under the heading “Incorporation by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries contained herein are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any common stock other than the registered common stock to which they relate. Neither we nor the selling stockholder are making offers to sell any common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Unless the context otherwise requires, the terms “LegalZoom.com,” “LegalZoom,” “the Company,” “we,” “us,” “our” and similar references refer to LegalZoom.com, Inc. and, where appropriate, its subsidiaries.

CERTAIN TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This prospectus includes or incorporates by reference trademarks and service marks owned by us. LegalZoom, the LegalZoom.com logo and other LegalZoom-formative marks are trademarks of LegalZoom.com, Inc. in the United States or other countries. This prospectus also includes other trademarks of LegalZoom.com, Inc. and trademarks of other persons, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but that does not mean that we will not assert, to the full extent permitted by law, our rights to any such trademarks owned by us.

INDUSTRY, MARKET AND OTHER DATA

This prospectus, including the documents incorporated by reference herein, include estimates, projections, and other information concerning our industry and market data, including data regarding the estimated size of the market, projected growth rates, and perceptions and preferences of consumers. We obtained this data from industry sources, third-party studies, including market analyses and reports, and internal company surveys. Industry sources generally state that the information contained therein has been obtained from sources believed to be reliable. Although we are responsible for all of the disclosure contained in this prospectus, and we believe the industry and market data to be reliable as of the respective date of this prospectus, this information could prove to be inaccurate.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC.

In addition, we are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. These reports, proxy statements and other information will be available for review on the website of the SEC referred to above. We also maintain a corporate website at www.LegalZoom.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC, free of charge, at our corporate website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website shall not be deemed incorporated into and is not part of this prospectus or the registration statement of which it forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus will be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (filed with the SEC on March 1, 2023);

•

our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 (filed with the SEC on May  9, 2023) and our Quarterly Report on Form 10-Q for the fiscal quarter ended June  30, 2023 (filed with the SEC on August 8, 2023);

•

the information specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December  31, 2022 from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on April 26, 2023);

•	our Current Reports on Form 8-K or 8-K/A, as applicable, filed with the SEC on February 17, 2023 (only with respect to Item 4.02(a)), February 27, 2023, March 31, 2023 and June 8, 2023; and

•

the description of our common stock, par value $0.001 per share, contained in Exhibit 4.3 of our Annual Report on Form 10-K for the year ended December 31, 2022 (filed with the SEC on March 1, 2023) and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the completion of the offerings of all shares of common stock under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports on Form 8-K.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the address and telephone number set forth above under “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus or the documents that are incorporated herein by reference may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to, statements regarding our future results of operations and financial position, industry and business trends, stock compensation, business strategy, plans, market growth and our objectives for future operations.

The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to those factors discussed in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and elsewhere in this prospectus. The forward-looking statements in this prospectus are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference herein and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus, whether as a result of any new information, future events or otherwise.

LEGALZOOM.COM, INC.

LegalZoom is a leading online platform for business formation in the United States. Driven by a mission to unleash entrepreneurship, we deliver comprehensive legal, tax and compliance products and expertise for small business owners through easy-to-use technology. From free business formations to business management solutions and professional advisory services, we support millions of small business owners and their families throughout the entrepreneurial journey. Our unique position at business inception allows us to become a trusted business advisor, supporting the evolving needs of a new business throughout its lifecycle, and we have expanded our platform to include professional expertise and other products, both legal and non-legal, to better meet the needs of small businesses. Along with formations, our services include ongoing compliance and tax advice and filings, virtual mailbox and e-signature solutions, trademark filings, and estate plans. Additionally, we have unique insights into our customers and leverage our product as a channel to introduce small businesses to leading brands in our partner ecosystem, solving even more of their business needs. We operate across all 50 states and in over 3,000 counties in the United States, with over 22 years of experience in simplifying the legal and compliance process for our customers and empowering entrepreneurs to make their dream a reality. For additional information about our business, financial condition and results of operations, see the documents listed under “Incorporation by Reference.”

We were initially formed as a California corporation in July 1999, we commenced operations in 2000 and we converted to a Delaware corporation in February 2007. Our principal executive and administrative offices are located at 101 North Brand Boulevard, 11th Floor, Glendale, California 91203. Our telephone number is (323) 962-8600 and our website is www.LegalZoom.com. We may post information that is important to investors on our website. However, the information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, in addition to the other information contained in this prospectus and any prospectus supplement or free writing prospectus, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the risk factors and other information in the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See “Where You Can Find More Information” and “Incorporation by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also adversely affect our business operations. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

All shares being sold pursuant to this prospectus are being sold by the selling stockholder, and we will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder. We will bear certain costs associated with the registration, offering and sale of the common stock by the selling stockholder in accordance with the investors’ rights agreement between us and the selling stockholder. However, the selling stockholder will bear any brokerage commissions, transfer taxes or underwriting commissions and discounts attributable to its sale of shares of our common stock. For more information, see “Selling Stockholder” and “Certain Relationships and Related Party Transactions with the Selling Stockholder.”

DESCRIPTION OF CAPITAL STOCK

References in this section to the “Company,” “we,” “us,” or “our” refer to LegalZoom.com, Inc.

The following description of our capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), each of which is included as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the Certificate of Incorporation, the Bylaws and the applicable provisions of the Delaware General Corporation Law for additional information.

Authorized Capitalization

As of the date of this prospectus our authorized stock consists of 1,000,000,000 shares of common stock, $0.001 par value per share, and 100,000,000 shares of preferred stock, $0.001 par value per share. The outstanding shares of our common stock are fully paid and non-assessable.

Outstanding Shares

As of June 30, 2023, there were 191,657,449 shares of common stock outstanding, and no shares of preferred stock outstanding.

Voting Rights

Each outstanding share of our common stock entitles the holder thereof to one vote on each matter properly submitted to our stockholders for their vote; provided, however, that, except as otherwise required by applicable law, holders of common stock are not entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled to vote thereon pursuant to law or the Certificate of Incorporation. There is no provision for cumulative voting for matters to be voted on by our stockholders.

Dividend and Liquidation Rights

Subject to preferences that may apply to any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose on a non-cumulative basis.

In the event of liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Anti-Takeover Provisions of Delaware Law and Our Organizational Documents

The foregoing provisions will make it more difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. These provisions are intended to preserve our existing control structure, facilitate our continued product innovation and the risk-taking that it requires, permit us to continue to prioritize our long-term goals rather than short-term results, enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts.

Classified Board of Directors

Our board of directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms.

Removal of Directors

Our Certificate of Incorporation provides that, except for any director elected by the holders of any series of preferred stock, directors can be removed only for cause so long as our board of directors is classified and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then-outstanding shares of our capital stock entitled to vote generally at an election of directors.

Supermajority Vote Provisions

The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our capital stock, voting as a single class, is required to amend certain provisions of our Certificate of Incorporation, including provisions relating to amending our Bylaws, the classified board of directors, the size of our board of directors, removal of directors, director liability, vacancies on our board of directors, special meetings, stockholder notices, actions by written consent and exclusive forum provisions.

Inability of Stockholders to Act by Written Consent

Our Certificate of Incorporation and Bylaws require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission.

Inability of Stockholders to Call Special Meeting

Our Bylaws provide that a special meeting of stockholders may only be called by the chair of our board of directors, our chief executive officer or by a majority of our board of directors. Stockholders are not permitted to call a special meeting or require our board of directors to call a special meeting.

Blank Check Preferred Stock

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

Advance Notice Procedure

Our Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our Bylaws also limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Our Bylaws provide that stockholders seeking to make nominations of candidates for election as directors, or to bring other business before an annual or special meeting of the stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to the Company no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or 30 days after such anniversary date, to be timely notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may restrict the ability of our stockholders to bring business before our annual meeting of stockholders or to make nominations for directors at our annual meeting or any special meeting of stockholders.

Delaware General Corporation Law Section 203

We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in a business combination specified in the statute with an interested stockholder (as defined in the statute) for a period of three years after the date of the transaction in which the person first becomes an interested stockholder, unless certain conditions are satisfied. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Exclusive Forum Provisions

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for certain claims or causes of action under Delaware statutory or common law. This provision does not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.

In addition, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint. This provision does not apply to claims or causes of action brought to enforce a duty or liability created by the Exchange Act.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “LZ.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021, and its telephone number is (800) 962-4284.

SELLING STOCKHOLDER

The selling stockholder named below may offer, from time to time, up to an aggregate of 38,012,988 shares of our common stock, subject to adjustments for stock splits, stock dividends and reclassifications.

The following table sets forth the name of the selling stockholder and the number of shares of common stock held as of August 31, 2023. Information in the table below with respect to beneficial ownership has been furnished by the selling stockholder. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or have the right to acquire such powers within 60 days. All percentages in the following tables are based on a total of 192,361,718 shares of our common stock outstanding as of August 31, 2023.

The selling stockholder named below may sell all, some or none of its shares of our common stock. In addition, the selling stockholder named in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below. We do not know if selling stockholder named below actually will sell shares pursuant to this prospectus, or the number of shares that it will sell. For the purposes of the table below, we assume that the selling stockholder will sell all of its shares of our common stock covered by this prospectus.

Information about additional selling stockholders, if any, including their identities and the common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Information concerning the selling stockholder may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus if and when necessary.

	Beneficial Ownership Before Resale			Beneficial Ownership After Resale
	Common Stock			Common Stock
Name of Selling Stockholder(1)	Number of Shares	%	Number of shares offered	Number of Shares	%
LucasZoom, LLC(2)	38,012,988	19.8	38,012,988	—	—

(1)

We are registering the offer and sale of the shares of common stock by the selling stockholder to satisfy registration rights we granted to the selling stockholder. See “Certain Relationships and Related Party Transactions with the Selling Stockholder” for further information regarding certain relationships and transactions between us and the selling stockholder.

(2)

Lucazoom S.a.r.l. (“LZoom”) is the sole member of LucasZoom, LLC. Permira V L.P.2 is the controlling shareholder of LZoom. Permira V L.P.2 acts through its general partner, Permira V GP L.P., which acts through its general partner, Permira V GP Limited. Permira V GP Limited therefore has indirect voting and investment power over the shares held by LucasZoom, LLC. Each of Alistair Boyle, Nigel Carey, Danielle McIver and Simon Holden are directors of Permira V GP Limited, and as such, may participate in decisions regarding Permira V GP Limited’s exercise of voting and investment power in respect of the shares held of record by LucasZoom, LLC, but each disclaims beneficial ownership. The address for these entities and persons is c/o Permira Advisers LLC, 3000 Sand Hill Road, Building 1, Suite 170, Menlo Park, California 94025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS WITH THE SELLING STOCKHOLDER

Investors’ Rights Agreement

We previously entered into an investors’ rights agreement containing registration rights, information rights, rights of first offer, voting rights and rights of first refusal, among other things, with certain holders of our capital stock. The holders of more than 5% of our capital stock that are party to this agreement are LucasZoom, LLC (“LucasZoom”), FPLZ I, L.P. and FPLZ II, L.P. (together with FPLZ I, L.P. and their affiliated investment entities, “Francisco Partners”) and Technology Crossover Ventures (together with its affiliated investment entities “TCV”). This agreement terminated upon the closing of our initial public offering in July 2021 (“IPO”), except for the registration rights granted under the agreement, which will terminate upon the completion of a deemed liquidation event, or with respect to any particular holder, on the date such holder, together with its permitted transferees, affiliates and co-investors, beneficially owns less than 1% of our outstanding common stock and such holder can sell its shares under Rule 144 of the Securities Act.

Director Nomination Agreement

In June 2021 in connection with our IPO, we entered into a director nomination agreement (the “Director Nomination Agreement”) with each of LucasZoom and Francisco Partners (together with LucasZoom and its affiliated investment entities, the “Lead Sponsors”) to provide certain rights with respect to their ability to designate members of our board of directors (the “Sponsor Designees”).

Pursuant to the Director Nomination Agreement, we have the obligation to support the nomination of, and to cause our board of directors to include in the slate of nominees recommended to our stockholders for election, a number of designees equal to at least: (i) two individuals for so long as each Lead Sponsor continuously from the time of the completion of the IPO beneficially owns shares of common stock representing at least 50% of the shares of common stock owned by such Lead Sponsor immediately following the completion of the IPO and (ii) one individual for so long as each Lead Sponsor continuously from the time of the completion of the IPO beneficially owns shares of common stock representing at least 25% but less than 50% of the shares of common stock owned by such Lead Sponsor immediately following the completion of the IPO. For example, Brian Ruder served on our board of directors from 2014 to June 2023 and Dipan Patel currently serves on our board of directors. Each serves as a partner at subsidiaries of Permira Holdings Limited. Permira Holdings Limited is the ultimate controlling entity of the fund that indirectly owns LucasZoom, LLC, the selling stockholder named in this prospectus.

The nomination of each Sponsor Designee is subject to the reasonable and good faith determination of a majority of our disinterested directors, after consultation with our outside legal counsel, that such Sponsor Designee is qualified to serve as a member of our board of directors under applicable laws, the rules of the Nasdaq Stock Market LLC, our Bylaws and any of our Company policies. If a Sponsor Designee resigns from his or her seat on our board of directors or is removed or does not become a director for any reason, the vacancy may be filled by the election or appointment of another Sponsor Designee of the applicable Lead Sponsor, subject to compliance with applicable laws, rules and regulations.

PLAN OF DISTRIBUTION

The selling stockholder may sell some or all of the shares of common stock that it holds, from time to time, by a variety of methods, including the following:

•	on any national securities exchange or quotation service on which our common stock may be listed at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through one or more underwriters, broker-dealers or agents, in privately negotiated transactions, or any combination of these methods;

•	in block trades in which the broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts or other obligations;

•	a combination of any of these methods; or

•	by any other method permitted pursuant to applicable law.

As used in this prospectus, “selling stockholder” includes transferees, pledgees, donees, assignees or successors selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.

We will not receive any proceeds from the sale of shares of our common stock that may be sold from time to time pursuant to this prospectus by the selling stockholder. We will bear certain costs associated with this registration in accordance with our investors’ rights agreement. However, the selling stockholder will bear any brokerage commissions, transfer taxes or underwriting commissions and discounts attributable to its sale of shares of our common stock.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of shares of our common stock by the selling stockholder will set forth the particular terms of the offering. The common stock may be distributed by the selling stockholder or the third parties described above from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Offers to purchase the common stock covered by this prospectus may be solicited directly by the selling stockholder. Agents may also be designated by the selling stockholder to solicit offers to purchase the common stock from time to time. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis. If a dealer is utilized in the sale of the common stock covered by this prospectus, the common stock will be sold to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale. Any agent or dealer involved in such offer or sale of our common stock will, if required, be identified in a prospectus supplement.

The selling stockholder may offer the common stock covered by this prospectus to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of shares of our common stock, those shares of common stock will be acquired by the underwriters for their own account. The underwriters may resell our common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. If any underwriter is utilized in the sale of the common stock being offered by this prospectus, an underwriting agreement will be executed with the underwriter, or representative of the underwriters, at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the common stock to the public. In connection with the sale of the common stock, the selling stockholder, or the purchasers of common stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Such compensation may be in excess of customary discounts, concessions or commissions.

The selling stockholder and any broker-dealers or agents who participate in the distribution of common stock offered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. As a result, any profits on the sale of the common stock by the selling stockholder, broker-dealers or agents deemed to be “underwriters” and any discounts, commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Any compensation paid to underwriters, dealers or agents in connection with any particular offering of the common stock under this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will, to the extent required, be provided in the applicable prospectus supplement. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”) the amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of common stock pursuant to this prospectus will be limited to an amount that is fair and reasonable, with such amount to be evaluated based on the size and type of offering as well as the risk assumed by the underwriters, dealers or agents, as the case may be. We or the selling stockholder may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involve the sale by persons participating in the offering of more common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the common stock at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the common stock covered by the delayed delivery contracts will not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

Any underwriters, dealers and agents or their respective affiliates may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

From time to time, the selling stockholder may pledge, hypothecate or grant a security interest in some or all of the common stock owned by it. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be the selling stockholder. The number of shares of the selling stockholder’s common stock offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for the selling stockholder’s common stock will otherwise remain unchanged.

The selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with distributions of common stock by those broker-dealers. The selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer such shares of common stock.

The selling stockholder may elect to make a pro rata in-kind distribution of common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable shares of common stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution.

There can be no assurance that the selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus or any applicable prospectus supplement forms a part. In addition, we cannot assure you that the selling stockholder will not transfer, devise or gift our common stock by other means not described in this prospectus. Moreover, the selling stockholder may also sell shares pursuant to Rule 144 under the Securities Act or other available exemptions from the registration requirements of the Securities Act rather than pursuant to this prospectus or any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the common stock offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP, Santa Monica, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LegalZoom.com, Inc.

38,012,988 Shares of Common Stock

Offered, from time to time, by the Selling Stockholder

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred by us in connection with the offering of the common stock being registered hereby. The selling stockholder will not bear any portion of such costs and expenses. All the amounts shown are estimates.

SEC registration fee	$47,337
FINRA filing fee	64,932
Legal fees	(1)
Accounting fees	(1)
Transfer Agent fees	(1)
Printing and engraving expenses	(1)
Blue sky fees and expenses	(1)

Miscellaneous	(1)
Total(2)	$(1)

(1)

These fees are calculated based on the common stock offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

(2)	Does not include any fees or expenses in connection with any subsequent underwritten offering and any supplements prepared in connection therewith.

Item 15. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our Certificate of Incorporation and Bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duties as a director, which includes a director’s duty of care, to the fullest extent permitted under Delaware law. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our Certificate of Incorporation also authorizes us to indemnify our officers, employees directors and other agents to the fullest extent permitted under Delaware law.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our Certificate of Incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our Bylaws provide that we will indemnify our directors, officers, employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

In addition, we have entered into indemnification agreements with our directors and officers that may in some respects be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance expenses incurred by the directors and officers as a result of any proceeding against them as to which they could be indemnified. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

We have purchased and currently intend to maintain insurance on behalf of each and every person who is or was our director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 16. Exhibits.

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of LegalZoom.com, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2021).

3.2	Amended and Restated Bylaws of LegalZoom.com, Inc. (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 21, 2021).

4.1	Form of LegalZoom.com, Inc.’s Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 21, 2021).

4.2	Fourth Amended and Restated Investors’ Rights Agreement, by and among LegalZoom.com, Inc. and certain of its stockholders, dated June 18, 2021 (incorporated by reference to Exhibit 4.2 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 21, 2021).

5.1**	Opinion of Cooley LLP.

23.1**	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2**	Consent of Cooley LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page hereto).

107**	Filing Fee Table.

*

To be filed, if necessary, after effectiveness of this registration statement by an amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

**	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on September 6, 2023.

LEGALZOOM.COM, INC.

By:	/s/ Dan Wernikoff
Name: Dan Wernikoff
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan Wernikoff and Noel Watson, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Dan Wernikoff Dan Wernikoff	Chief Executive Officer and Director (Principal Executive Officer)	September 6, 2023

/s/ Noel Watson Noel Watson	Chief Financial Officer (Principal Financial and Accounting Officer)	September 6, 2023

/s/ John Murphy John Murphy	Director	September 6, 2023

/s/ Elizabeth Hamren Elizabeth Hamren	Director	September 6, 2023

/s/ Dipan Patel Dipan Patel	Director	September 6, 2023

Signature	Title	Date

/s/ Jeffrey Stibel Jeffrey Stibel	Director	September 6, 2023

/s/ Neil Tolaney Neil Tolaney	Director	September 6, 2023

/s/ Christine Wang Christine Wang	Director	September 6, 2023

/s/ Sivan Whiteley Sivan Whiteley	Director	September 6, 2023